NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                          COMMON STOCK PURCHASE WARRANT

               To Purchase up to 100,000 Shares of Common Stock of

                                  Arkona, Inc.

Warrant No. 2006A-1

                  1. Basic Terms. THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, Coffin Partners LLC (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time after vesting and prior to the close of business on the applicable expiration date set forth in Section 2 below (the "Termination Date") but not thereafter, to subscribe for and purchase from Arkona, Inc., a Delaware corporation (the "Company"), up to One Hundred Thousand (100,000) shares (the "Warrant Shares") of Common Stock, subject to adjustment hereunder, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $0.68, subject to adjustment hereunder.

                  2. Vesting Schedule. Holder may exercise its rights hereunder in accordance with the following vesting schedule:

                           (a) Time-Based  Vesting.  Fifty Thousand  (50,000) of
the Warrant Shares (the "Time Vesting Shares") shall first become exercisable as follows:

                                    (i)  the  right  to  purchase   14,000  Time
Vesting Shares shall vest as of the
date of this Warrant; and

                                    (ii)  the  right  to  purchase   4,000  Time
Vesting Shares shall vest on September 1, 2006 and the first day of each month thereafter until the right to purchase all 50,000 of the Time Vesting Shares has vested.

The Termination Date with respect to the Time Vesting Shares shall be August 14, 2008. The Time Vesting Shares shall continue to vest and remain exercisable, whether or not the Holder continues to provide services to the Company.

                           (b)  Performance-Based  Vesting.  The remaining Fifty
Thousand (50,000) Warrant Shares (the "Performance Vesting Shares") other than the Time Vesting Shares shall first become exercisable as follows:

                                    (i) the right to purchase 12,500 Performance
Vesting Shares shall vest on September 1, 2006 if the closing price per share of Common Stock as reported by the primary United States market on which the Common Stock is quoted or traded (the "Closing Price") is $1.00 or greater for at least 20 Trading Days (as defined below) during the calendar quarter ending on such date;

                                    (ii)  provided   that  Holder's   consulting
relationship with the Company continued past October 1, 2006, the right to purchase 12,500 Performance Vesting Shares shall vest on December 31, 2006 if the Closing Price is $1.00 or greater for at least 20 Trading Days (as defined below) during the calendar quarter ending on such date;

                                    (iii)  provided  that  Holder's   consulting
relationship with the Company continued past January 1, 2007, the right to purchase 12,500 Performance Vesting Shares shall vest on March 31, 2007 if the Closing Price is $1.00 or greater for at least 20 Trading Days (as defined below) during the calendar quarter ending such date; and

                                    (iv)  provided   that  Holder's   consulting
relationship with the Company continued past April 1, 2007, the right to purchase 12,500 Performance Vesting Shares shall vest on June 30, 2007 if the Closing Price is $1.00 or greater for at least 20 Trading Days (as defined below) during the calendar quarter ending on such date;

The Termination Date with respect the Performance Vesting Shares shall be May 31, 2009; provided, however, that the right to purchase any Performance Vesting Share shall terminate as of the date it becomes impossible for such Performance Vesting Share to vest.

                  3. Authorization of Warrant Shares. The Company represents and warrants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or income taxes, if any, payable by the Holder).

                  4. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

                           (a) This Warrant and the Warrant Shares issuable upon
exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

                           (b) The Holder  understands  that the Warrant and the
Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

                           (c) The Holder has such  knowledge and  experience in
financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

                           (d) The Holder is able to bear the  economic  risk of
the purchase of the Warrant Shares pursuant to the terms of this Warrant. (e) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

                  5.       Restrictive Legend.
                           -------------------

                  The Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL
                  OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  6.       Exercise of Warrant.
                           --------------------

                           (a) Exercise of the purchase  rights  represented  by
this Warrant may be made at any time or times on or before the Termination Date by delivery to the Company of a duly executed original or facsimile copy of the Notice of Exercise Form attached hereto as Exhibit A (or such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) together with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer to an account designated by the Company or cashier's check drawn on a United States bank; provided, however, that within 3

Trading Days after the date such Notice of Exercise is delivered to the Company, the Holder shall surrender this Warrant to the Company. For the purposes of this Warrant, "Trading Day" shall mean a day on which the principal United States market on which the Company's securities are traded is open for trading. Certificates for shares purchased hereunder shall be delivered to the Holder within 7 Trading Days after the date on which the Notice of Exercise shall have been delivered by original or facsimile copy and payment of the aggregate
Exercise Price shall have been received by the Company as set forth above ("Warrant Share Delivery Date"); provided, however, that in the event the Warrant is not surrendered by the Holder and received by the Company within 3 Trading Days after the date on which the aggregate Exercise Price shall have been paid and the Notice of Exercise shall be delivered by facsimile copy, the Warrant Share Delivery Date shall be extended to the extent such 3 Trading Day period is exceeded. This Warrant shall be deemed to have been exercised on the date the Notice of Exercise is delivered to the Company and the aggregate Exercise Price shall have been paid. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 9 prior to the issuance of such shares, have been paid.

                           (b) If this  Warrant  shall  have been  exercised  in
part, the Company shall promptly deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.


                  7. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

                                                     Y (A - B)
                                                     ---------
                                            X =             A
         Where
         X -- The  number of  Warrant  Shares to be issued to the holder of this
              Warrant.
         Y -- The number of Warrant Shares purchasable under this Warrant. A -- The fair market value of one Warrant Share.
         B -- The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 7, the fair market value of a Warrant Share shall mean the average of the closing bid and asked prices of the Company's common stock quoted in the over-the-counter market in which such stock is traded or the closing price quoted on any exchange on which such stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the common stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share that the Company could obtain from a willing buyer for the shares of common stock sold by the Company from authorized but unissued shares, as such prices shall be determined in good faith by the Company's Board of Directors.

                  8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the difference between the fair market value of such fractional share as of the date of exercise and the Exercise Price of such fractional share.

                  9. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto and an opinion of counsel in form and substance reasonably satisfactory to the Company that the issuance to a person other than the Holder is permitted by applicable securities laws.

                  10.  Closing  of  Books.   The  Company  will  not  close  its
stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

                  11. Transfer, Division and Combination.
                      -----------------------------------

                           (a)  Subject  to  compliance   with  any   applicable
securities laws and the terms and conditions set forth in Sections 1, 11(e) and 19(b) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

                           (b)  Subject to Section  21(f),  this  Warrant may be
divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its duly authorized agent or attorney; provided, however, that Warrants to purchase less than 25,000 Warrant Shares need not be issued, unless less than 25,000 Warrant Shares remain available for purchase. Subject to compliance with Section 11(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                           (c) The Company shall  prepare,  issue and deliver at
its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 11.

                           (d) The Company agrees to maintain,  at its aforesaid
office, books for the registration and the registration of transfer of the Warrants.

                           (e) If, at the time of the  surrender of this Warrant
in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and shall be reasonably satisfactory to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company.

                  12. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. The Company shall be entitled to treat the Holder of the Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith.

                  13. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, an indemnity and security reasonably satisfactory to it (which may include the posting of a bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  14. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a day that is not a Trading Day, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or day that is not a Trading Day.

                  15. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company, at any time while the Warrant is outstanding, shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine (including by way of reverse stock split) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  16. Reorganization, Reclassification, Merger, Consolidation or
Disposition  of  Assets.  In case the  Company  shall  reorganize  its  capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of all or substantially all of its assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume this Warrant and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 16. For purposes of this Section 16, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 16 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  17. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  18. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  19. Registration under the Securities Act.
                      --------------------------------------

                      (a) Incidental Registration. If the Company at any time or from time to time during the term of this Warrant proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 15 days prior to such proposed registration) to the Holder of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of the Holders' right to participate in such registration under this Section 19(a) as hereinafter provided. Subject to the other provisions of this Section 19(a), upon the written request of the Holder made within 5 days after the receipt of such written notice (which request shall specify the amount of securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Warrant Shares requested by the Holder to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Warrant Shares so to be registered, by inclusion of such Warrant Shares in the registration statement (the "Incidental Registration Statement") which covers the securities which the Company proposes to register and shall use commercially reasonable efforts to cause such registration statement to become effective. The Holder may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion. The Company shall pay the reasonable out-of-pocket expenses incident to performance of or compliance with this agreement by the Company ("Registration Expenses") relating to the preparation and filing of such registration statement.

                      If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of the Warrant Shares for the same period as the delay in registering such other securities. The Company shall have no obligation to effect more than one Incidental Registration per 12-month period pursuant to this Section 19(a).

                      In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to this Section 19(a), the Company shall not be required to include any of the Warrant Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their reasonable discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Warrant Shares, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.

                           (b)      Certain Limitations.

                                    (i)  Furnish  Information.  It  shall  be  a
condition precedent to the obligations of the Company to take any action pursuant to Section 19 with respect to the Warrant Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Warrant Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Warrant Shares.

                                    (ii)  Nontransferability of Rights; Approval
Required. Notwithstanding anything in this Warrant to the contrary, the rights granted to Holder in this Section 19 are nontransferable without the prior written consent of the Company (which may be unreasonably withheld). This
Section 19 shall be omitted from any Warrant issued to an assignee of Holder unless the Company has consented in writing to the assignment.

                                    (iii)   Confidentiality   Requirement.   The
Company's obligations under Section 19(a) shall be subject to the Holder's prior execution of a confidentiality agreement in form and substance reasonably acceptable to the Company to keep confidential the fact of the proposed registration, and not to enter into any agreements with respect to the purchase or sale of securities of the Company, until the Company has publicly announced the details related to such registration (or determined not to proceed with such registration).

                  20. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed.

                           Except and to the extent as waived or consented to by
the Holder, the Company shall not by any action, including amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  21.      Miscellaneous.
                           --------------

                           (a) Governing Law; Venue;  Waiver of Jury Trial.  All
questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Salt Lake County, Utah (the "Salt Lake County Courts"). Each party hereby irrevocably submits to the exclusive jurisdiction of the Salt Lake County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that the Salt Lake County Courts are an improper or inconvenient venue for such proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED THEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                           (b)  Restrictions.  The Holder  acknowledges that the
Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                           (c) Nonwaiver  and Expenses.  No course of dealing or
any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

                           (d)  Notices.  All notices  and other  communications
required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier,
(a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth in the records of the Company, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

                           (e)  Successors  and Assigns.  Subject to  applicable
securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder; provided, however, that the Holder may not assign its rights to a competitor or potential competitor of the Company.

                           (f)  Amendment.  This  Warrant  may  be  modified  or
amended or the provisions hereof waived only with the written consent of the Company and the Holder; provided that in the event this Warrant has been divided in accordance with Section 11(b), the Warrants into which this Warrant has been divided shall be collectively referred to as the "Transaction Warrants" and the Transaction Warrants may be modified or amended or the provisions thereof waived only with the written consent of the Company and the Holders of Transaction Warrants entitling the Holders thereof to purchase at least seventy five percent (75%) of the shares of Common Stock subject to the then outstanding Transaction

Warrants. Any amendment or waiver effected in accordance with this Section 21(f) shall be binding upon the Holder and each future Holder of this Warrant.

                           (g) Severability. If any provision of this Warrant is
held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                           (h)   Construction.   The  headings  herein  are  for
convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           (i)  Interpretation.  Unless  the  context  otherwise
requires, the terms defined in this Section 21 shall have the meanings herein specified for all purposes of this Warrant, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Warrant, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.


                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  August 14, 2006

                               ARKONA, INC.



                               By: ________________________________________

                               Name:  _____________________________________

                               Title:  ____________________________________

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:      Arkona, Inc.
         10757 South River Front Parkway, Suite 400
         South Jordan, UT 84095-3907
         Attention: President
         Facsimile:  801.501.0701


1. The undersigned hereby elects to purchase __________ Warrant Shares pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

                  ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

                  ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of
                           Section 7 of the Warrant.

3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                                         ---------------------------------
                                                      (Name)

                                         ---------------------------------

                                         ---------------------------------
                                                     (Address)

4. The undersigned hereby represents and warrants that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 4 of the attached Warrant (including Section 4(e) thereof) are true and correct as of the date hereof.

                                        ----------------------------------
                                                       (Signature)

                                        ----------------------------------
                                                          (Name)

------------------------------          ----------------------------------
(Date)                                                   (Title)

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of common stock of Arkona, Inc. to which the attached Warrant relates, and appoints ______________ attorney to transfer such right on the books of __________, with full power of substitution in the premises.

                                           Dated:  ______________, _______


                 Holder's Signature: _____________________________________

                 Holder's Address:________________________________________

                                  ________________________________________


Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.